                                                                     EXHIBIT 3.8

For Ministry Use Only                              Ontario Corporation Number
A l'usage exclusil du ministere                Number de la compagine en Ontario
Ontario Corporation Number Numero
  de a cornpagnie en Ontario
                                                             886346


                                                                   TRANS
                                                                   CODE
                                                                     C
                                                                   18

                              ARTICLES OF AMENDMENT
                             STATUS DE MODIFICATION

                                     Form 3
                                    Business
                                  Corporations
                                       Act

                                     Formule
                                    numero 3
                                       Loi
                                     sur es
                                   compagnies

1.   The present name of the corporation is             Denomination sociale actuelle de la compagnie:

GENERAL CABLE CANADA LTD./

GENERAL CABLE CANADA LTEE

2.   The name of the corporation is changed to          Nouvelle denomination sociale de la compagnie (s'il
     (if applicable):                                   y a lieu):

N / A

3.   Date of incorporation/amalgamation:                Date de la constitution ou de la fusion:

                                  5 March 1990
                   ------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

4.   The articles of the corporation are amended        Les status de la compagnie sont modifies de la facon
     as follows:                                        suivante:

The one (1) issued and outstanding common share in the capital of the Corporation shall be subdivided and changed into one hundred (100) issued and outstanding common shares.

5.   The amendment has been duly authorized as          La modification a ete dument autorisee contormement
     required by Sections 168 & 170 (as                 a l'article 168 at, s'il y a lieu, a article 170 de Ia Loi
     applicable) of the Business Corporations Act.      sur les compagnies.

6.   The resolution authorizing the amendment           Las actionnaires ou las administrateurs (le cas
     was approved by the shareholders/directors         echeant) de Ia compagnie ont approuve Ia resolution
     (as applicable) of the corporation on              autorisant /a modification

                                                    25 May 1999
                                   ---------------------------------------------
                                                 (Day, Month, Year)
                                                (jour, mois, annee)

These articles are signed in duplicate.                 Les presents status sont signes en double exemplaire.


                                    GENERAL CABLE CANADA LTD./
                                    GENERAL CABLE CANADA LTEE
                                            (Name of Corporation)
                                    (Denomination social de la compagnie)

                                                            Director

                       By/Par: /s/ Brigitte Sayers
                               --------------------------------------
                                   (Signature)    (Description of Office)
                                   (Signature)       (Fonction)

                                                Ontario Corporation Number
                                                Numero de la compagnie en
                                                Ontario

                                    Trans      Line             Comp     Method
                                    Code        No     Stat     Type     Incorp

                                     A          G       G        A         3

                                     18         20      24       28       30

                                                           JURISDICTION

                                     S    N   ONTARIO

                                     31   32   33    47

                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

Form 1 Business Corporations Act 1982

Formule Numero 1 Loi de 1982 sur les compagnies

1.   The name of the corporation is:                    DEnomination sociale de la compagnie:

     CAROL CABLE COMPANY CANADA LTD.

2.   The address of the registered office is:           Adresse du siege social:

            100 KING STREET WEST, SUITE 6600, 1 FIRST CANADIAN PLACE
    (Street & Number or R R Number & if Multi-Office Building give Room No.)
   (Rue el numero ou numero de la R.R. et. sil d un edilice a bureaux numero du bureau)

     TORONTO, ONTARIO                                                  M 5 X 1 B 8
         (Name of Municipality or Post Office)                        (Postal Code)
     (Nom de la municipalite ou du bureau de poste)                   (Code postal)

     CITY OF TORONTO                              in the       MUNICIPALITY OF
     (Name of Municipality Geographical         dans le/la     METROPOLITAN TORONTO
                   Township)                                   (County, District) Regional Municipality)
     (Nom de la municipalite, du canton)                       (Comie, district, municipalite regionale)

3.   Number (or minimum and maximum number) of          Nombre (ou nombres minimal et maximal)
     directors is:                                      d'administrateurs:

          A MINIMUM OF ONE (1) AND A MAXIMUM OF TEN (10).

4.   THE FIRST DIRECTOR(S) IS/ARE:                                           PREMIER(S) ADMINISTRATEUR(S):

                                                RESIDENCE ADDRESS, GIVING STREET  & No.
                                                or R.R. No. or municipality and postal code.       Resident Canadian
                                                Adresse personnelle, y compris la rue et le        State Yes or No
FIRST NAME, INITIALS AND SUMAME                 numero, le numero de la R.R. ou, le nom            Resident Canadien
PRENOM, INITIALES ET NOM DE FAMILLE             de la municipalite et le code postal               Oui/Non
BRIGITTE C. SAYERS                              84 LEEWARD DRIVE                                   YES
                                                BRAMALEA, ONTARIO
                                                L6S 5V8

5.   [ILLEGIBLE]                                        [ILLEGIBLE]
     may carry on or on powers the corporation may      commerciales ou aux pouvoirs de la compagnie.
     exercise.

     NONE

6.   The classes and any maximum number of shares       Categories et nombre maximal,s'il y a lieu,
     that the corporation is authorized to issue.       d'actions que la compagnie est autorisee a emettre:

                      AN UNLIMITED NUMBER OF COMMON SHARES.

7.   Rights, privileges, restrictions and conditions    Droits, privileges, restrictions et conditions,
     (if any) attaching to each class of shares and     s'il y a lieu, rattaches a chaque categorie
     directors authority with respect to any class of   d'actions et pouvoirs des administrateurs relatifs
     shares which may be issued in series.              a chaque categorie d'actions qui peut etre emise en
                                                        serie:

     NOT APPLICABLE.

8.   The issue, transfer or ownership of shares is/is   L emission, le transfert ou la propriete d'actions
     not restricted and the restrictions (if any) are   est/ n'est pas restreinte.  Les restrictions, s'il
     as follows:                                        y a lieu, sont les suivantes:

THE SHARES OF THE CORPORATION SHALL NOT BE TRANSFERRED WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS OF THE CORPORATION TO BE EVIDENCED BY A RESOLUTION OF THE BOARD.

9.   Other provisions, if any, are:          Autres dispositions, s'il y a lieu:

1. THE NUMBER OF SHAREHOLDERS OF THE CORPORATION EXCLUSIVE OF PERSONS WHO ARE IN ITS EMPLOYMENT AND EXCLUSIVE OF PERSONS WHO, HAVING BEEN FORMERLY IN THE EMPLOYMENT OF THE CORPORATIONS, WERE, WHILE IN THAT EMPLOYMENT, AND HAVE CONTINUED AFTER TERMINATION OF THAT EMPLOYMENT TO BE, SHAREHOLDERS OF THE CORPORATION, IS LIMITED TO NOT MORE THAN FIFTY, TWO OR MORE PERSONS WHO ARE THE JOINT REGISTERED OWNERS OF ONE OR MORE SHARES BEING COUNTED AS ONE SHAREHOLDER.

2. ANY INVITATION TO THE PUBLIC TO SUBSCRIBE FOR ANY SECURITIES OF THE CORPORATION SHALL BE PROHIBITED.

10.  The names and addresses of the            Full residence address or address of registered office or of
     incorporators are                         principal place of business giving street & No. or R.R. No.,
     Nom et adresse des fondateurs             municipality and postal code.
                                               Adresse personnelle au complet, adresse du siege social ou
     First name, initials and surname or       adresse de l etablissement principal, y compris la rue et le
     corporate name                            numero, le numero de la R.R., le nom de la municipalite et le
     Prenom, initiale et nom de famille ou     code postal.
     denomination sociale

BRIGITTE C. SAYERS                             84 LEEWARD DRIVE
                                               BRAMALEA, ONTARIO
                                               L6S 5V8

These articles are signed in duplicate         Les presents statuts sont signes en double exemplaire.

                           Signatures of incorporators
                           (Signature des londateurs)

                             /s/ Brigitte C. Sayers
                             ---------------------------
                              BRIGITTE C. SAYERS